EXHIBIT 10.52

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                        THE CHILLICOTHE TELEPHONE COMPANY




                       -----------------------------------

                               AMENDMENT AGREEMENT
                           Dated as of August 14, 2002



                                       re



                             NOTE PURCHASE AGREEMENT
                          Dated as of November 1, 1993

                       -----------------------------------





                       Re: $10,000,000 6.47% Senior Notes
                              Due November 1, 2005







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

                               AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT dated as of August 14, 2002 (the or this "Amendment") is between THE CHILLICOTHE TELEPHONE COMPANY, an Ohio corporation (the "Company"), and each of the institutions which is a signatory to this Amendment (collectively, the "Noteholders").


                                    RECITALS:

     A. The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of November 1, as amended by the Amendment dated as of January 1, 1997 (the "Note Purchase Agreement"). The Company has heretofore issued the $10,000,000 6.47% Senior Notes due November 1, 2005 (the "Notes") pursuant to the Note Purchase Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

     B. The Company has requested that the Noteholders amend certain provisions of the Note Purchase Agreement in connection with the Company's issuance of an aggregate of $30,000,000 senior unsecured notes pursuant to a note purchase agreement, notes and related documents (the "New Note Issuance").

     C. The Company and the Noteholders now desire to amend certain provisions of the Note Purchase Agreement as of the date set forth above (the "Effective Date") in the respect, but only in the respect, hereinafter set forth.

     D. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

     E. All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of the Amendment set forth in SS.3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENT.

     Section 5(a) of the Note Purchase Agreement is hereby amended by adding the following at the end of the section:

     "; provided that, from July 1, 2002 through and including November 1, 2002 the Funded Debt permitted under this subparagraph (iii) shall not exceed 60% of Consolidated Total Capitalization."




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SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     To induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company represents and warrants to the Noteholders that:

     (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

     (b) the Note Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

     (c) the execution, delivery and performance by the Company of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate
(1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, including, without limitation the New Note Issuance, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c); and

     (d) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3. MISCELLANEOUS.

     Section 3.1. This Amendment shall become effective and binding upon the Company and the Noteholders on the Effective Date upon the Company's and the Noteholders' acceptance in the space below.

     Section 3.2. This Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

     Section 3.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Purchase Agreement without making specific


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reference to this Amendment but  nevertheless  all such references shall include this Amendment unless the context otherwise requires.

     Section 3.4. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 3.5. This Amendment shall be governed by and construed in accordance with Minnesota law.



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     Section  2.6.  The  execution  hereof by you shall  constitute  a  contract between us for the uses and purposes hereinabove set forth, and this Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.


                                       THE CHILLICOTHE TELEPHONE COMPANY


                                       By /s/ Thomas McKell
                                          -------------------------------------
                                       Its  President
                                          -------------------------------------


Accepted and Agreed to:

                                       NORTHERN LIFE INSURANCE COMPANY
                                       RELIASTAR LIFE INSURANCE COMPANY
                                       BY: ING INVESTMENT MANAGEMENT LLC,
                                           AS AGENT

                                       By /s/ Christopher P. Lynns
                                          -------------------------------------
                                       Its  Vice President
                                          -------------------------------------





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